UNITED STATES SECURITIES AND EXCHANGE
COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 24, 2012

Lehigh Gas Partners LP

(Exact name of registrant as specified in its charter)

Delaware	001-35711	45-4165414
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

702 West Hamilton Street, Suite 203
Allentown, PA 18101
(Address of principal executive office) (Zip Code)

(610) 625-8000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01         Entry into Material Definitive Agreement.

Underwriting Agreement

On October 24, 2012, Lehigh Gas Partners LP (the “Partnership”) entered into an Underwriting Agreement (the “Underwriting Agreement”) by and among the Partnership, Lehigh Gas GP LLC, the general partner of the Partnership (the “General Partner”), Lehigh Gas Corporation, the sole member of the General Partner (“LGC”), Joseph V. Topper, Jr. (“Topper”), Lehigh Gas Wholesale LLC (“LG LLC”), Lehigh Gas Wholesale Services, Inc. (“LGW”), LGP Realty Holdings GP LLC (“LGP Realty GP”), LGP Realty Holdings LP (“LGP Realty” and, collectively with the Partnership, the General Partner, LGW, LG LLC, LGP Realty GP and LGP Realty, the “Partnership Parties”), Lehigh Gas — Ohio, LLC (“LGO”), Lehigh Gas Ohio II, LLC (“LGO Distributee”), Kwik Pik — Ohio Holdings, LLC (“KPO”), Kimber Petroleum Corporation (“KPC”), Kwik Pik — PA, LLC (“KPP” and, collectively with LGC, Topper, LGO, Lehigh Gas — Ohio Holdings, LLC, LGO Distributee, Energy Realty GP LLC, ERNJ, LLC, KPO, KPC and Joseph V. Topper, Jr. Family Trust (the “Topper Group Parties”)  and Raymond James & Associates, Inc. (the “Representative”), as representative of the several underwriters named therein (the “Underwriters”), providing for the offer and sale (the “Offering”) by the Partnership, and the purchase by the Underwriters, of 6,000,000 common units representing limited partner interests in the Partnership (“Common Units”) at a price to the public of $20.00 per Common Unit ($18.70 per Common Unit, net of underwriting discounts, and before payment of a structuring fee).  Pursuant to the Underwriting Agreement, the Partnership also has granted the Underwriters an option for a period of 30 days (the “Option”) to purchase up to an additional 900,000 Common Units (the “Option Units”) on the same terms.  The material terms of the Offering are described in the prospectus, dated October 24, 2012 (the “Prospectus”), filed by the Partnership with the U.S. Securities and Exchange Commission (the “Commission”) on October 26, 2012 pursuant to Rule 424(b)(4) under the Securities Act of 1933, as amended (the “Securities Act”).  The Offering is registered with the Commission pursuant to a Registration Statement on Form S-1, as amended (File No. 333-181370), initially filed by the Partnership on May 11, 2012.

Raymond James Bank, N.A., an affiliate of the Representative, is a lender under the New Credit Facility.  See “Certain Relationships” below.

The Underwriting Agreement contains customary representations, warranties and agreements of the parties, and customary conditions to closing, obligations of the parties and termination provisions.  The Partnership Parties and the Topper Group Parties, other than Topper, have agreed to indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act, and to contribute to payments the Underwriters may be required to make because of any of those liabilities.

The Offering closed October 30, 2012 (the “Closing Date”), and the Partnership received proceeds (net of underwriting discounts, structuring fees and other offering expenses) from the Offering of approximately $111.6 million.  As described in the Prospectus, the net proceeds from the Offering were applied on the Closing Date or will be applied to (a) the repayment of approximately $57.9 million of indebtedness outstanding under the New Credit Facility (as defined below under “Second Amended and Restated Credit Agreement”), which was drawn on the Closing Date and applied on that date to the repayment in full of the indebtedness then outstanding under the Partnership’s predecessor’s prior credit facility; (b) the repayment in full of $14.3 million aggregate principal amount in outstanding mortgage notes; (c) the payment of $13.0 million to entities owned by adult children of Warren S. Kimber, Jr., a director of the General Partner, as consideration for the cancellation of mandatorily redeemable preferred equity of the Partnership’s predecessor owned by these entities and to pay these entities for accrued but unpaid dividends on the mandatorily redeemable preferred equity ($0.5 million as of date hereof); (d) the distribution of an aggregate of $20.0 million cash to certain of the Topper Group Parties as reimbursement for certain capital expenditures made by the Topper Group Parties with respect to the assets they contributed, and/or consideration for the purchase of all of the assets of one or more of the entities contributed to the Partnership in connection with the Offering; and (e) use for general partnership purposes, including working capital and acquisitions.

The foregoing description is qualified in its entirety by reference to the full text of the Underwriting Agreement, which is filed as Exhibit 1.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Omnibus Agreement

On October 30, 2012, in connection with the closing of the Offering, the Partnership entered into an Omnibus Agreement (the “Omnibus Agreement”) by and among the Partnership, the General Partner, LGC, LGO and, for limited purposes, Topper.

Pursuant to the Omnibus Agreement, among other things, LGC will provide the Partnership and the General Partner with management, administrative and operating services. These services include accounting, tax, corporate record keeping and communication, legal, financial reporting, internal audit support, compliance, maintenance of internal controls, environmental compliance and remediation management oversight, treasury, tax reporting, information technology and other administrative staff functions, and arrange for administration of insurance programs. As the Partnership will not have any employees, LGC will provide the Partnership with personnel necessary to carry out the services to be provided under the Omnibus Agreement and any other services necessary to operate the Partnership’s business. The Partnership does not have any obligation to compensate the officers of the General Partner or employees of LGC. The initial term of the Omnibus Agreement is four years and will automatically renew for additional one-year terms unless any party provides written notice to the other parties 180 days prior to the end of the term of the Omnibus Agreement.  The Partnership has the right to terminate the Omnibus Agreement at any time during the initial term upon 180 days’ prior written notice.

The Partnership is required to pay LGC a management fee, which is initially an amount equal to (1) $420,000 per month plus (2) $0.0025 for each gallon of motor fuel the Partnership distributes per month. In addition, and subject to certain restrictions on LGC’s ability to incur third-party fees, costs, taxes and expenses, the Partnership is required to reimburse LGC and the General Partner for all reasonable out-of-pocket third-party fees, costs, taxes and expenses incurred by LGC or the General Partner on the Partnership’s behalf in connection with providing the services required to be provided by LGC under the omnibus agreement.

The Omnibus Agreement also provides for certain indemnification obligations between LGC and the Partnership.  The indemnification obligations pursuant to the Omnibus Agreement include the following:

•                                          the Partnership must indemnify LGC for any liabilities incurred by LGC attributable to the management, administrative and operating services provided to the Partnership under the Omnibus Agreement, other than liabilities resulting from LGC’s bad faith or willful misconduct.

•                                          LGC must indemnify the Partnership for any liabilities it incurs as a result of LGC’s bad faith or willful misconduct in providing management, administrative and operating services under the Omnibus Agreement. Other than indemnification claims based on LGC’s bad faith or willful misconduct, LGC’s liability to the Partnership for services provided under the Omnibus Agreement cannot exceed $5,000,000 in the aggregate;

•                                          until the 60th day following the expiration of the applicable statute of limitations, LGC must indemnify the Partnership for any costs or expenses that the Partnership incurs for environmental liabilities and third-party claims, regardless of when a claim is made, that are based on environmental conditions in existence at the Partnership’s predecessor’s gas stations, truck stops and toll road plazas (collectively, “Sites”) prior to the Closing Date;

•                                          LGC is required to name the Partnership as an additional insured under its environmental insurance policies. As an additional insured under these insurance policies, the Partnership will have the right to directly seek coverage from the insurance companies for claims under these policies. To the extent LGC or its successors fail to do so, the Partnership has the right under the Omnibus Agreement to compel LGC or its successors to access, for purposes of covering the costs to satisfy its indemnification obligations under the Omnibus Agreement, escrow accounts created to cover the cost to remediate certain environmental liabilities at Sites;

•                                          Other than with respect to liabilities resulting from LGC’s bad faith or willful misconduct, the Partnership must indemnify LGC for any costs or expenses it incurs in connection with environmental liabilities and third-party claims that are based on environmental conditions that arise at the Partnership’s Sites following the Closing Date;

•                                          until the 60th day following the expiration of the applicable statute of limitations, LGC must indemnify the Partnership for any costs or expenses that the Partnership incurs for federal, state and local income tax liabilities attributable to the ownership and operation prior to the Closing Date of the assets and subsidiaries that are being contributed to the Partnership, excluding any federal, state and local income taxes reserved for in the Partnership’s financial statements at the Closing Date; and

•                                          until the three and one-half (3½) year anniversary of the Closing Date, LGC must indemnify the Partnership for any costs or expenses that the Partnership incurs for losses resulting from defects in title to the assets contributed or sold to the Partnership in connection with the transactions contemplated by the Offering and any failure to obtain, prior to the time they were contributed to the Partnership, certain consents and permits necessary to conduct the Partnership’s business.

The Omnibus Agreement also provides that Topper, LGC and LGO agreed, and will cause their controlled affiliates to agree, for so long as Topper, LGC and LGO or their controlled affiliates, individually or as part of a group, control the General Partner, that if Topper, LGC and LGO or any of their controlled affiliates has the opportunity to acquire assets used, or a controlling interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, then Topper, LGC and LGO or their controlled affiliates will offer such acquisition opportunity to the Partnership and give the Partnership a reasonable opportunity to acquire, at a price equal to the purchase price paid or to be paid by Topper, LGC and LGO or their controlled affiliates plus any related transaction costs and expenses incurred by Topper, LGC and LGO or their controlled affiliates, such assets or business either before Topper, LGC and LGO or their controlled affiliates acquire such assets or business or promptly after the consummation of such acquisition by Topper, LGC and LGO or their controlled affiliates. The Partnership’s decision to acquire or not acquire any such assets or businesses will require the approval of the Conflicts Committee of the Board of Directors of the General Partner (the “Conflicts Committee”). Any assets or businesses that the Partnership does not acquire pursuant to the right of first refusal may be acquired and operated by Topper, LGC and LGO or their controlled affiliates.

The Omnibus Agreement also provides that Topper, LGC and LGO agreed, and will cause  their controlled affiliates to agree, for so long as Topper, LGC and LGO or their controlled affiliates, individually or as part of a group, control the General Partner, to notify the Partnership of their desire to sell any of their assets or businesses if Topper, LGC and LGO or any of their controlled affiliates decides to attempt to sell (other than to another controlled affiliate of Topper, LGC and LGO) any assets used, or any interest in any business primarily engaged, in the wholesale motor fuel distribution or retail gas station operation businesses, to a third party. Prior to selling such assets or businesses to a third party, Topper, LGC and LGO are required to negotiate with the Partnership exclusively and in good faith for a reasonable period of time in order to give the Partnership an opportunity to enter into definitive documentation for the purchase and sale of such assets or businesses on terms that are mutually acceptable to Topper, LGC and LGO or their controlled affiliates and the Partnership. If the Partnership and  Topper, LGC and LGO or their controlled affiliates have not entered into a letter of intent or a definitive purchase and sale agreement with respect to such assets or businesses within such period, Topper, LGC and LGO or their controlled affiliates will have the right to sell such assets or businesses to a third party following the expiration of such period on any terms that are acceptable to Topper, LGC and LGO or their controlled affiliates and such third party.  The Partnership’s decision to acquire or not to acquire assets or businesses pursuant to this right will require the approval of the Conflicts Committee. This right of first offer will not apply to the sale of any assets or interests that Topper, LGC and LGO or their affiliates own at the Closing Date that are not contributed to the Partnership in connection with the Offering.

The foregoing description is qualified in its entirety by reference to the full text of the Omnibus Agreement, which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Second Amended and Restated Credit Agreement

On October 30, 2012, in connection with the Offering, the Partnership entered into a Second Amended and Restated Credit Agreement among the Partnership, as borrower, KeyBank National Association, as Administrative Agent, as Collateral Agent, as L/C Issuer, as Joint Lead Arranger and as Joint Book Runner (“Agent”), RBS Citizens, N.A., as Joint Lead Arranger and Joint Book Runner, and Citizens Bank of Pennsylvania, as Syndication Agent, and the other lenders party thereto (the “New Credit Agreement”).

The New Credit Agreement is a $249 million senior secured revolving credit facility, expiring October 30, 2015.  The facility can be increased from time to time upon the Partnership’s written request, subject to certain conditions, up to an additional $75 million.  The aggregate amount of the outstanding loans and letters of credit under the New Credit Agreement cannot exceed the combined revolving commitments then in effect.  Each of the Partnership’s subsidiaries are guarantors of all of the obligations under the New Credit Agreement. All obligations under the New Credit Agreement are secured by substantially all of the Partnership’s assets and substantially all of the assets of the Partnership’s subsidiaries.

Borrowings under the credit facility will bear interest, at the Partnership’s option, at (1) a rate equal to the London Interbank Offered Rate (“LIBOR”), for interest periods of one, two, three or six months, plus a margin of 2.25% to 3.50% per annum, depending on the Partnership’s Combined Leverage Ratio (as defined in the New Credit Agreement) or (2) (a) a base rate equal to the greatest of, (i) the federal funds rate, plus 0.5%, (ii) LIBOR for one month interest periods, plus 1.00% per annum or (iii) the rate of interest established by Agent, from time to time, as its prime rate, plus (b) a margin of 1.25% to 2.50% per annum depending on the Partnership’s Combined Leverage Ratio. In addition, the Partnership will incur a commitment fee based on the unused portion of the working capital facility at a rate of 0.375% to 0.50% per annum depending on the Partnership’s Combined Leverage Ratio.

The Partnership has the right to a swingline loan under the New Credit Agreement in an amount up to $7.5 million. Swingline loans will bear interest at the applicable base rate, plus a margin of 1.25% to 2.50% depending on the Partnership’s Combined Leverage Ratio.

Standby letters of credit are permissible under the New Credit Agreement up to an aggregate amount of $35.0 million. Standby letters of credit will be subject to a 0.25% fronting fee and other customary administrative charges. Standby letters of credit will accrue a fee at a rate of 2.25% to 3.50% per annum, depending on the Partnership’s Combined Leverage Ratio.

The New Credit Agreement also contains two financial covenants. One requires the Partnership to maintain a Combined Leverage Ratio no greater than 4.40 to 1.00 (or 4.25 to 1.00 after December 31, 2013) measured quarterly on a trailing four quarters’ basis. The second requires the Partnership to maintain a Combined Interest Charge Coverage Ratio (as defined in the New Credit Agreement) of at least 3.00 to 1.00.

The New Credit Agreement prohibits the Partnership from making distributions to unitholders if any potential default or event of default occurs or would result from the distribution, the Partnership is not in compliance with its financial covenants or the Partnership has lost status as a partnership for U.S. federal income tax purposes. In addition, the New Credit Agreement contains various covenants that may limit, among other things, the Partnership’s ability to:

•      grant liens;

•      create, incur, assume or suffer to exist other indebtedness; or

•      make any material change to the nature of the Partnership’s business, including mergers, liquidations and dissolutions; and

•      make certain investments, acquisitions or dispositions.

If an event of default exists under the New Credit Agreement, the lenders will be able to accelerate the maturity of the New Credit Agreement and exercise other rights and remedies. Events of default include, among others, the following:

•      failure to pay any principal when due or any interest, fees or other amounts when due;

•      failure of any representation or warranty to be true and correct in any material respect;

•      failure to perform or otherwise comply with the covenants in the New Credit Agreement or in other loan documents without a waiver or amendment;

•      any default in the performance of any obligation or condition beyond the applicable grace period relating to any other indebtedness of more than $3.0 million;

•      a judgment default for monetary judgments exceeding $3.0 million;

•      bankruptcy or insolvency event involving the Partnership or any of its subsidiaries;

•      an Employee Retirement Income Security Act of 1974 (ERISA) violation;

•      a Change of Control (as defined in the New Credit Agreement) without a waiver or amendment; and

•      failure of the lenders for any reason to have a perfected first priority security interest in the security pledged by the Partnership or any of its subsidiaries or any of the security becomes unenforceable or invalid.

The foregoing description is qualified in its entirety by reference to the full text of the New Credit Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

PMPA Franchise Agreement

On October 30, 2012, in connection with the closing of the Offering, LG LLC, a subsidiary of the Partnership, and LGO entered into a PMPA Franchise Agreement (the “Wholesale Supply Agreement”). LGO is not a subsidiary of the Partnership and is managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the Board of Directors of the General Partner.  Pursuant to the Wholesale Supply Agreement, the Partnership will be the exclusive distributor of motor fuel to all Sites operated by LGO for a period of 15 years.  LG LLC has the right to impose the brand of fuel that will be distributed to LGO under the Wholesale Supply Agreement. There are no minimum volume requirements that LGO is required to satisfy. LG LLC will charge LGO the “dealer tank wagon” prices for each grade of product in effect at the time title to the product passes to LGO. The Conflicts Committee is required to, no less than annually, review the “dealer tank wagon” prices charged to LGO to ensure that the prices are not below reasonable market rates charged to similarly situated or otherwise comparable third-party Sites over a representative period of time. The Partnership has a right of first refusal in connection with any proposed transfer by LGO of its interest in the Wholesale Supply Agreement.

The foregoing description is qualified in its entirety by reference to the full text of the Wholesale Supply Agreement, which is filed as Exhibit 10.4 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Contribution Agreement

The description of the Contribution Agreement provided below under Item 2.01 is incorporated in this Item 1.01 by reference.  A copy of the Contribution Agreement is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 1.01 by reference.

Registration Rights Agreement

In connection with the Offering, the Partnership entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with Topper, John B. Reilly, III (“Reilly”), LGC, KPC and KPO.  Pursuant to the Registration Rights Agreement, the Partnership will be required to file a registration statement to register any Common Units and subordinated units representing limited partner interests in the Partnership (“Subordinated Units”) issued pursuant to the Contribution Agreement as well as the Common Units issuable upon the conversion of Subordinated Units, upon request of the holders of such units.  In addition, the Registration Rights Agreement gives the holders of such units piggyback registration rights under certain circumstances.  The Registration Rights Agreement also includes provisions dealing with indemnification and contribution and allocation of expenses.  These registration rights are transferable to affiliates of the other parties to the agreement and, in certain circumstances, to third parties.

The foregoing description is qualified in its entirety by reference to the full text of the Registration Rights Agreement, which is filed as Exhibit 10.3 to this Current Report on Form 8-K and incorporated in this Item 1.01 by reference.

Certain Relationships

The General Partner is a direct wholly owned subsidiary of LGC.  LGO is managed by Joseph V. Topper, Jr., the Chief Executive Officer and the Chairman of the Board of Directors of the General Partner.  Certain officers and directors of the General Partner serve as officers and/or directors of LGC and LGO.

Certain of the Underwriters and their affiliates in the Offering are lenders under the New Credit Agreement.  In addition, some of the lenders under the New Credit Agreement and their affiliates have engaged in investment banking and other commercial dealings in the ordinary course of business with certain of the Topper Group Parties.

As more fully described in the section of the Prospectus entitled “Certain Relationships and Related Transactions,” which is incorporated herein by reference, LGC owns and controls the General Partner and beneficially owns an aggregate of 2,379,884 Subordinated Units.  In addition, the General Partner owns a 0.0% non-economic general partner interest in the Partnership.

Item 2.01         Completion of Acquisition or Disposition of Assets.

Contribution Agreement

On October 30, 2012, in connection with the closing of the Offering, the following transactions, among others, occurred pursuant to the Merger, Contribution, Conveyance and Assumption Agreement by and among the Partnership, the General Partner, LGC, LGP Realty, LGW, LG LLC, the Contributed Entities (as defined below), LGO, LGO Distributee, KPO, KPC, KPP, Lehigh Kimber Realty II, LLC, Energy Realty OP II LP, EROP — Ohio Holdings II, LLC, Kwik Pik Realty — Ohio Holdings II, LLC, Reilly and Topper (the “Contribution Agreement”):

•                                          each of Lehigh Kimber Realty, LLC, Energy Realty OP LP, EROP — Ohio Holdings, LLC, and Kwik Pik Realty — Ohio Holdings, LLC (collectively, the “Contributed Entities”) merged with and into LGP Realty, with LGP Realty being the surviving entity and with the separate existence of each of these entities ceasing;

•                                          each of LGC, KPC, KPO, KPP, LGO Distributee and Topper contributed and assigned certain assets and liabilities to the Partnership and/or its subsidiaries; and

•                                          in consideration of the Contributed Merger and the contribution and assignment of certain assets and liabilities to the Partnership, the Partnership issued and/or distributed:  (i) to Topper and entities controlled by him 1,525,000 Common Units, representing 20.3% of the Common Units outstanding, and 7,315,605 Subordinated Units, representing 97.2% of the Subordinated Units outstanding, which comprise in the aggregate 58.7% of the total Common Units and Subordinated Units outstanding and (ii) to a trust of which Reilly  is a trustee 209,395 Subordinated Units, representing 2.8% of the Subordinated Units outstanding, which comprises 1.4% of the total

Common Units and Subordinated Units outstanding; (iii) to the General Partner all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); (iv) to entities controlled by Topper $20.0 million cash; (v) to entities owned by adult children of Warren S. Kimber, Jr., a director of the General Partner, $13.0 million cash as consideration for the cancellation of mandatorily redeemable preferred equity of a Contributed Entity, plus accrued but unpaid dividends of $0.5 million; and (vi) the right to receive either the Option Units, a cash distribution of the proceeds if the Underwriters exercise the Option, or a combination thereof.

The foregoing description is qualified in its entirety by reference to the full text of the Contribution Agreement, which is filed as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated in this Item 2.01 by reference.

Certain Relationships

The description of the relationships among the Partnership, the General Partner, LGC and LGO provided above under Item 1.01 is incorporated in this Item 2.01 by reference.

Item 2.03         Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The description of the New Credit Agreement provided above under Item 1.01 is incorporated in this Item 2.03 by reference.

Item 3.02         Unregistered Sales of Equity Securities.

The description in Item 2.01 above of the issuances by the Partnership of Common Units to Topper and entities controlled by him, Subordinated Units to Topper and entities controlled by him and a trust of which Reilly is a trustee and Incentive Distribution Rights to the General Partner on October 30, 2012 in connection with the consummation of the transactions contemplated by the Contribution Agreement is incorporated herein by reference.  The foregoing transactions were undertaken in reliance upon the exemption from the registration requirements of the Securities Act by Section 4(a)(2) thereof.  The Partnership believes that exemptions other than the foregoing exemption may exist for these transactions.

Each Subordinated Unit issued pursuant to the Contribution Agreement will convert into one Common Unit at the end of the subordination period, which will end on the first business day after the Partnership has earned and paid at least (1) $1.75 (the minimum quarterly distribution on an annualized basis) on each outstanding Common Unit and Subordinated Unit for each of three consecutive, non-overlapping four-quarter periods ending on or after December 31, 2015 or (2) $2.625 (150.0% of the annualized minimum quarterly distribution) on each outstanding Common Unit and Subordinated Unit and the related distributions on the Incentive Distribution Rights for a four-quarter period ending on or after December 31, 2013, in each case provided there are no arrearages on the Common Units at that time.

The description of the subordination period contained in the section of the Prospectus entitled “How we Make Distributions to Our Partners —Subordination Period” is incorporated herein by reference.

Item 5.03         Amendments to Articles of Incorporation or Bylaws; Changes in Fiscal Year.

First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP

On October 30, 2012, in connection with the closing of the Offering, the Partnership amended and restated its Agreement of Limited Partnership (as so amended, the “Partnership Agreement”).  A description of the Partnership Agreement is contained in the section of the Prospectus entitled “The Partnership Agreement” and is incorporated herein by reference.

The foregoing description and the description contained in the Prospectus are qualified in their entirety by reference to the full text of the Partnership Agreement, which is filed as Exhibit 3.1 to this Current Report on Form 8-K and is incorporated in this Item 5.03 by reference.

Item 7.01         Regulation FD Disclosure.

On October 24, 2012, the Partnership issued a press release announcing the pricing of the Offering.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

On October 30, 2012, the Partnership issued a press release announcing the closing of the Offering.  A copy of this press release is furnished as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated in this Item 7.01 by reference.

In accordance with General Instruction B.2 of Form 8-K, the information set forth in this Item 7.01 and in Exhibits 99.1 and 99.2 shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, unless the Partnership specifically states that this information is to be considered “filed” under the Exchange Act or incorporates it by reference into a filing under the Exchange Act or the Securities Act.

Item 9.01         Financial Statements and Exhibits.

(d) Exhibits

1.1	Underwriting Agreement dated October 24, 2012.

2.1	Merger, Contribution, Conveyance and Assumption Agreement dated October 30, 2012

3.1	First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP dated October 30, 2012.

10.1	Second Amended and Restated Credit Agreement dated October 30, 2012.

10.2	Omnibus Agreement dated October 30, 2012.

10.3	Registration Rights Agreement dated October 30, 2012.

10.4	PMPA Franchise Agreement (Supply Agreement with Lehigh Gas — Ohio, LLC) dated October 30, 2012.

99.1	Press Release dated October 24, 2012.

99.2	Press Release dated October 30, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Lehigh Gas Partners LP

	By:	Lehigh Gas GP LLC, its general partner

Dated: October 30, 2012
	By:	/s/ Mark L. Miller
		Name:	Mark L. Miller
		Title:	Chief Financial Officer

EXHIBIT INDEX

1.1	Underwriting Agreement dated October 24, 2012.

2.1	Merger, Contribution, Conveyance and Assumption Agreement dated October 30, 2012.

3.1	First Amended and Restated Agreement of Limited Partnership of Lehigh Gas Partners LP dated October 30, 2012.

10.1	Second Amended and Restated Credit Agreement dated October 30, 2012.

10.2	Omnibus Agreement dated October 30, 2012.

10.3	Registration Rights Agreement dated October 30, 2012.

10.4	PMPA Franchise Agreement (Supply Agreement with Lehigh Gas — Ohio, LLC) dated October 30, 2012.

99.1	Press Release dated October 24, 2012.

99.2	Press Release dated October 30, 2012.